UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2020

REVOLVE GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38927	46-1640160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12889 Moore Street Cerritos, California		90703
(Address of Principal Executive Offices)		(Zip Code)

(562) 677-9480

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Class A Common Stock, par value $0.001 per share	RVLV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 12, 2020, Revolve Group, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, 52,187,977 shares of the Company’s common stock, together representing 75.2% of the combined voting power of all issued and outstanding shares of Class A common stock and Class B common stock, were present in person or by proxy and voted on the following two proposals, each of which is described in more detail in the Company’s definitive proxy statement for the Annual Meeting filed with the United States Securities and Exchange Commission on April 28, 2020.

1. The stockholders elected the five individuals listed below as directors to serve on the Board of Directors of the Company, each to serve until the 2021 annual meeting of stockholders or until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.  The voting results were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Michael Karanikolas	398,022,165	3,382,445	5,744,222
Michael Mente	398,022,597	3,382,013	5,744,222
Hadley Mullin	398,663,457	2,741,153	5,744,222
Jennifer Baxter Moser	398,663,742	2,740,868	5,744,222
Marc Stolzman	398,665,354	2,739,256	5,744,222

2. The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.  The voting results were as follows:

Votes For	Votes Against	Abstentions
406,926,768	102,816	119,248

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REVOLVE INC.

Date: June 16, 2020	By:	/s/ JESSE TIMMERMANS
Jesse Timmermans
Chief Financial Officer

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